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                                 CERTIFICATE OF TRUST

                                          OF

                                   AMERUS CAPITAL I


         THIS Certificate of Trust of AmerUs Capital I (the "Trust"), dated October 4, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

         1. NAME. The name of the business trust being formed hereby is AmerUs Capital I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention:  Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.



                                  Wilmington Trust Company,
                                  as trustee


                                  By:/s/ Donald G. MacKelcan
                                     --------------------------------
                                     Name:   Donald G. MacKelcan
                                     Title:  Assistant Vice President